GainsLosses Report
Date: 10/31/2005 3:49:19 PM Deal Number: SAIL 2005-HE2 Report As of: 9/30/2005
Contact Us:
T: 718-858-6050
E: info@rmgglobal.com
W: www.rmgglobal.com
Investor Ln Nbr
Loan Number
Servicer Name
Originator
Original UPB
Current UPB
Current Value
Sr/Jr Lien Bal
Total
Expenses
Waived PPP Disposition
Proceeds
Insurance
Proceeds
Forecasted Loss Actual Gain(Loss) Loss Severity
Page 1 of 1 ( records returned)
GainsLosses Report
Date: 10/31/2005 3:49:19 PM Deal Number: SAIL 2005-HE2 Report As of: 9/30/2005
Contact Us:
T: 718-858-6050
E: info@rmgglobal.com
W: www.rmgglobal.com
Investor Ln Nbr
Loan Number
Servicer Name
Originator
Original UPB
Current UPB
Current Value
Sr/Jr Lien Bal
Total
Expenses
Waived PPP Disposition
Proceeds
Insurance
Proceeds
Forecasted Loss Actual Gain(Loss) Loss Severity
Page 1 of 1 ( records returned)